SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Paxar Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $.10 per share

(2)	Aggregate number of securities to which transaction applies:

40,616,511

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 29, 2005

Dear Fellow Shareholders:

We invite each of you to attend Paxar Corporation’s Annual Meeting of Shareholders on Tuesday, April 26, 2005, at 9:30 a.m. at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York. We are also providing you with copies of our 2004 Annual Report and the 2005 Proxy Statement attached to this letter.

At this year’s Annual Meeting, you will be asked to re-elect six Directors to two-year terms. As a shareholder of record, even if you plan to attend the 2005 Annual Meeting in person, we request that you vote as soon as possible by completing the enclosed proxy card, signing and dating the card, and then mailing it in the enclosed envelope. Alternatively, you may vote over the Internet or by phone, pursuant to the instructions included with your proxy card.

Your vote is very important to us. We appreciate your continued support.

If you will need special assistance to attend the meeting, please contact Paxar’s Secretary at the address above.

Very truly yours,

Arthur Hershaft Chairman of the Board and Chief Executive Officer
March 28, 2005

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
OR CAST YOUR VOTE OVER THE INTERNET OR BY PHONE
PER THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD.

Paxar Corporation

NOTICE OF ANNUAL MEETING

April 26, 2005, 9:30 a.m.

InterContinental The Barclay New York
111 East 48th Street
New York, New York 10017

To the Shareholders of Paxar Corporation:

We will hold the Annual Meeting of Shareholders of Paxar Corporation, a New York corporation, at the time and place indicated above. The items of business to be placed before the Meeting are:

1.	To re-elect six Directors to serve for two-year terms.

2.	To transact any other business as may properly come before the Meeting.

The election of Directors is more fully described in the following pages. You must be a shareholder of record at the close of business on March 23, 2005 to be entitled to notice of the 2005 Annual Meeting and to vote at the 2005 Annual Meeting.

By Order of the Board of Directors,

Robert S. Stone, Vice President and Secretary

White Plains, New York

March 28, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2005 Annual Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it in the enclosed envelope, or vote electronically or by phone in accordance with the instructions included with your proxy card. You may revoke your proxy at any time before it is voted for you at the Annual Meeting. If you execute a proxy or vote via the Internet or by phone, you may still attend the 2005 Annual Meeting, revoke your proxy vote and vote in person.

TABLE OF CONTENTS

Information About the Annual Meeting	1
Information About Attending the Annual Meeting	1
Information About this Proxy Statement	1
Information About Voting	1
Information About Votes Necessary for Action to Be Taken	2
Actions to be Taken at the Annual Meeting	3
PROPOSAL 1: RE-ELECTION OF SIX DIRECTORS FOR TWO-YEAR TERMS	3
Biographical Information about Nominees	3
Biographical Information about Directors	4
MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES	6
Compensation of Directors	8
Meetings of Non-Management Directors and Lead Director	9
Communications with the Board	9
Director Attendance at Annual Meeting	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
EXECUTIVE COMPENSATION	12
Option Grants in Last Fiscal Year	13
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	14
Employment Contracts and Termination of Employment and Change of Control Arrangements	15
Compensation Committee Interlocks and Insider Participation	16
Report of the Executive Development and Compensation Committee of the Board of Directors on Executive Compensation	16
PERFORMANCE GRAPH	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
INDEPENDENT ACCOUNTANTS	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
Deadline for Receipt of Shareholder Proposals	21
Paxar’s Annual Report on Form 10-K and Corporate Governance Compliance Documents	21
Appendix A	A-1

i

Paxar Corporation

105 Corporate Park Drive
White Plains, New York 10604
(914) 697-6800

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Information about Attending the Annual Meeting

Our 2005 Annual Meeting of Shareholders will be held on Tuesday, April 26, 2005, at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017, at 9:30 a.m. All shareholders of record at the close of business on March 23, 2005 may attend and vote at the Annual Meeting.

Information about this Proxy Statement

We are sending you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission, which information is designed to assist you in voting your shares. We began mailing these proxy materials on March 28, 2005 to all shareholders of record at the close of business on March 23, 2005. We will bear the entire expense of soliciting these proxies by use of the mails. In addition to our solicitation by mail, certain of our officers and other employees may solicit proxies, without additional remuneration for such services, in person, or by phone, fax or e-mail.

Information about Voting

You can vote on matters coming before the Annual Meeting in person, by proxy using the enclosed proxy card, via the Internet, or by telephone in accordance with the instructions included with your proxy card. You may vote for all, some or none of the nominees for Director.

If you vote by proxy, you can vote by signing, dating and returning the proxy card. You can also vote by phone or via the Internet. If you do so, the individuals named on the card will be your proxies, and they will vote your shares in the manner you indicate.

If you do not indicate how to vote your shares, your proxies will vote your shares FOR the election of all management nominees for Director.

The Board of Directors anticipates that all of the nominees will be available to serve and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should come before the Annual Meeting or any of the nominees for Director is unable or declines to serve, your proxies will have discretionary authority to vote in accordance with their best judgment unless the proxy card is marked to the contrary.

If you want to vote in person, you may attend the Annual Meeting and cast your vote there. You may do this even if you have signed and returned the enclosed proxy card or voted by phone or via the Internet. In that case, any earlier proxy you may have submitted will be considered revoked. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation to our Secretary, Robert S. Stone. If, prior to the Annual Meeting, you wish to change a vote submitted by telephone or on the Internet, you may call the toll-free number or go to the Internet site, as applicable, and follow the instructions for changing your vote. If you want to vote at the 2005 Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.

Information about Votes Necessary for
Action to be Taken

As of March 23, 2005, there were 40,016,511 shares of our common stock issued and outstanding. The common stock is the only outstanding class of securities entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on March 23, 2005 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder. The presence at the Annual Meeting of holders of at least a majority of the shares outstanding on March 23, 2005, either in person or by proxy, is necessary to constitute a quorum, which is required in order to conduct business at the Annual Meeting.

The following vote is required at the Annual Meeting:

•	A plurality of all the votes cast for Directors at the 2005 Annual Meeting will re-elect six Directors for two-year terms.

You may withhold authority to vote for any or all of the nominees for Director. You may abstain from voting on any other matter that may come before the Annual Meeting. Except with respect to the election of Directors, proxies marked “abstain” and proxies marked to deny discretionary authority on any other matters that may come before the Meeting will only be counted for the purpose of determining the presence of a quorum, and will have no effect on the outcome. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1. RE-ELECTION OF SIX DIRECTORS FOR TWO-YEAR TERMS.

The number of Directors on our Board has been set at 12. Our Board has determined that all of our Directors, except for Arthur Hershaft, Victor Hershaft and Jack Becker, are independent under New York Stock Exchange Rules. There are two classes of Directors, each of which is elected in alternate years for a two-year term and until their successors are duly elected and qualified. At this year’s Annual Meeting, six persons, all incumbents who have previously been elected by Shareholders, have been nominated for re-election to the Board.

Proxies not marked to the contrary will be voted “FOR” the election of the following six persons:

Name	Age	Position with the Company	Director Since

Jack Becker	69	Director	1968
Leo Benatar	74	Director	1996
Victor Hershaft	61	Director	1989
David E. McKinney	69	Director	1992
James R. Painter	60	Director	2003
Roger M. Widmann	65	Director	2004

Biographical Information about Nominees with Terms to Expire in 2007

Jack Becker is a practicing attorney in New York State and has been a principal of the law firm of Snow Becker Krauss P.C., our outside counsel, since 1977. We have retained that firm as our principal outside counsel for more than the past three years, and we expect to retain it in that capacity for the current fiscal year. Mr. Becker is a director of AFP Imaging Corporation.

Leo Benatar is Principal, Benatar & Associates, Consultants. Mr. Benatar was Chairman of the Board and Chief Executive Officer of Engraph, Inc. from 1981 to 1996. From 1992 to 1996, he was also a director and Senior Vice President of Sonoco Products, which acquired Engraph in 1992. Mr. Benatar is a member of the Board of Directors of Mohawk Industries, Inc., Interstate Bakeries Corporation, and Aaron Rents, Inc. He was chairman of the Federal Reserve Bank of Atlanta from 1993 until January 1996.

Victor Hershaft served as our Vice Chairman from December 1998 through his retirement on December 31, 2001. He then served as a Consultant to the company through December 31, 2003. Since 1989, he served in various executive capacities, including President of Apparel Identification. He is a member of the Board of Directors of the American Apparel and Footware Association and Chairman of its Supplier and Resource Division. He is also on the Board of Directors of Westchester Community Services. Victor Hershaft and Arthur Hershaft are first cousins.

David E. McKinney was the President of the Metropolitan Museum of Art from February 1999 to February 2005. He is the Executive Secretary of the Thomas J. Watson Foundation and Director of the Thomas J. Watson Fellowship Program. Mr. McKinney was previously employed by International Business Machines Corporation in various capacities from 1956 until 1992, including Senior Vice President and a Member of the Corporate Management Board. Mr. McKinney is a member of the Board of Directors of Organization Resource Counselors, International Executive Service Corps, and the New York Philharmonic. Mr. McKinney is also a fellow of Brown University.

James R. Painter was Chairman of The 8th Summit LLC, a retail investment group, from October 2000 through August 2003. Prior to that position, from December 1996 to August 1999, he served as Chairman and CEO of Modern Woman, Inc., a women’s apparel retail company. His previous experience includes positions as Executive Vice President and Member of the Board of Directors of American Retail Group, Inc. and Senior Vice President, Finance of TW Services. Mr. Painter has also served as Chairman of the Board of Phelps Memorial Hospital Center, Sleepy Hollow, New York, and as a member of the National Policy Association, Washington, D.C.

Roger M. Widmann, a corporate finance advisor, was a principal of the investment banking firm Tanner & Co., Inc. and is a director of Cedar Shopping Centers, Inc. From 1986 to 1995, he was Senior Managing Director of Chemical Banking Corporation and previously was a founder and CEO of First Reserve Corporation.

Biographical Information about Directors Continuing in Office with Terms to Expire in 2006

Name	Age	Position with the Company	Director Since

Arthur Hershaft	67	Chairman and Director	1961
Joyce F. Brown	58	Director	2001
Harvey L. Ganis	63	Director	2004
David L. Kolb	66	Director	2001
Thomas R. Loemker	74	Director	1987
James C. McGroddy	68	Director	1998

Arthur Hershaft has served as our Chairman of the Board since 1986. He also served as our Chief Executive Officer from 1980 through August 2001, resuming that position in May 2003. Mr. Hershaft is a Member of the Board of Overseers of the Albert Einstein College of Medicine of Yeshiva University and is a member of its Budget and Finance Committee.

Joyce F. Brown, Ph.D., has been the President of the Fashion Institute of Technology (FIT), a specialized college of art and design, business and technology of the State University of New York, since 1998. Prior to her appointment at FIT, Dr. Brown served the City University of New York (“CUNY”) from 1968 in a variety of positions, most recently as Professor of Clinical Psychology at CUNY’s Graduate School and University Center, where she is now Professor Emerita. Among her roles at CUNY, Dr. Brown served as acting President of Bernard Baruch College and Vice Chancellor for Urban Affairs and Development. She was Deputy Mayor of the City of New York during the administration of Mayor David Dinkins. Dr. Brown serves on numerous public, education and corporate boards, including Polo Ralph Lauren Corp., United States Enrichment Corp., New York City Outward Bound, and the Women’s Committee of the Central Park Conservancy.

Harvey L. Ganis has been a financial consultant providing due diligence services to a New York based hedge fund since December 2002. From 1963 until his retirement in 1998, he was with Arthur Andersen LLP serving clients across a variety of industries, including serving Paxar as engagement and advisory partner. He became a partner of Arthur Andersen LLP in 1974.

David L. Kolb served as Chairman and Chief Executive Officer of Mohawk Industries, Inc., a major producer of ceramic tile, carpeting and rugs from December 1988 until January 1, 2001 and from 2001 until May 2004 as Chairman of Mohawk’s Board of Directors. He joined Mohasco Corporation, the predecessor of Mohawk Industries, in 1980 as President of its carpet division. Previously, Mr. Kolb spent 19 years with Allied Signal Corporation, last serving as Vice President and General Manager of the Home Furnishings Business area. Mr. Kolb serves on the Boards of Directors of Mohawk Industries, Inc., Chromcraft Revington Corporation and Aaron Rents, Inc. and the Board of Trustees for Oglethorpe University.

Thomas R. Loemker was Vice Chairman of our Board of Directors from September 1992 until September 1994. Mr. Loemker was also Chairman of the Board of Directors of Monarch Marking Systems, Inc. from 1995 to 1997, when he retired. The non-management Directors elected Mr. Loemker to be Lead Director on July 24, 2002. He continues to serve in that position.

James C. McGroddy, Ph.D., has been a self-employed consultant since 1997. Dr. McGroddy was employed by International Business Machines Corporation in various capacities from 1965 through December 1996, including seven years as Senior Vice President of Research. Dr. McGroddy is Chairman of the Board of MIQS, a Colorado-based healthcare information technology company, Chairman of the Board of Advanced Networks and Services, Inc., and a Trustee of St. Joseph’s University in Philadelphia, Pennsylvania.

MEETINGS OF THE BOARD OF DIRECTORS AND

INFORMATION REGARDING COMMITTEES

The Board of Directors held four meetings in 2004. Each Director attended at least 75% of the total number of Board meetings and of the meetings of committees on which such Director served.

The Board of Directors has three standing committees: the Audit Committee, the Executive Development and Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee members are James R. Painter (Chairman), Harvey L. Ganis, David L. Kolb and James C. McGroddy. Our Board has determined that all members of its Audit Committee are independent and that Messrs. Painter, Ganis and Kolb are audit committee financial experts under applicable SEC and New York Stock Exchange Regulations. The duties of the Audit Committee include the hiring and retaining of the Company’s independent auditors and internal auditors, both of which report to the Committee. The Committee reviews our Code of Business Ethics compliance program, as well as our environmental compliance program. The Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the SEC on Forms 10-K and 10-Q. The Audit Committee held nine meetings in 2004.

Report of the Audit Committee

The Audit Committee selects the Company’s independent auditors, approves the scope of the audit plan, and reviews and approves the fees of the independent auditors. The Audit Committee met regularly with Paxar’s independent auditors, Ernst & Young LLP (“E&Y”), during 2004 and subsequently, both with and without management present, to review the scope and results of the audit engagement, the system of internal controls and procedures, the effectiveness of procedures intended to prevent violations of laws and regulations, and the implementation of internal financial controls required by the Sarbanes-Oxley Act of 2002. In compliance with SEC rules regarding auditor independence, and in accordance with the Audit Committee

Charter, as first adopted on July 31, 1998 and most recently revised and restated on October 25, 2004 (see Appendix A), we reviewed all services performed by E&Y for the Company in 2004, within and outside the scope of the quarterly and annual auditing function.

We also:

Met to discuss the quarterly unaudited and annual audited financial statements with management and E&Y prior to the statements being filed;

Reviewed the Company’s disclosures in the Management’s Discussion and Analysis sections of such statements;

Reviewed quarterly earnings releases prior to their publication;

Reviewed management’s program, schedule, progress and accomplishments for implementing financial controls and procedures to assure compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

Reviewed the audit, tax and audit-related services the Company had received from E&Y and determined that the providing of such services by E&Y was compatible with the preservation of their independent status as our independent auditor;

Reviewed and approved in advance all proposals and fees for performing any work, other than audit matters, by E&Y;

Maintained the reporting responsibility for the independent auditor;

Reviewed and revised the Committee’s Charter in order to comply with newly enacted rules and regulations;

Reviewed the Internal Audit Charter, Organization and Budget Plan and assumed reporting responsibility for the internal audit executive and staff;

Monitored the Company’s “whistleblower” program under which any complaints are forwarded directly to the Committee, to be reviewed in accordance with an established procedure for all such matters;

Reviewed the status of the Company’s environmental controls and compliance programs;

Reviewed the Company’s risk management programs; and

Monitored the certification programs for the Company’s Code of Business Ethics for Financial Executives, adopted in 2002, and the Code of Business Ethics for all employees, adopted in 1998.

We have reviewed and discussed the audited financial statements for 2004 with management and discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS Nos. 89 and 90. Also, at our meeting on March 10, 2005, we received from E&Y the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. E&Y’s letter, dated March 10, 2005 and presented at our meeting on that date, states that E&Y acted as independent auditors with respect to the Company. We discussed E&Y’s independence with them. Based on the discussions referred to above, we recommended that the audited financial statements be included in Paxar’s Annual Report on Form 10-K for 2004 for filing with the SEC.

We have reviewed the Committee’s Charter and made revisions that were adopted by the Committee on October 25, 2004, and ratified by the Board of Directors on November 4, 2004, and have determined that the Charter continues to meet applicable SEC and New York Stock Exchange standards. The Board of Directors has determined that the Audit Committee members are independent and have the expertise to serve on the Committee pursuant to all relevant criteria.

Signed:	James R. Painter, Chairman Harvey L. Ganis David L. Kolb James C. McGroddy

The Executive Development and Compensation Committee members are Leo Benatar (Chairman), James C. McGroddy, David E. McKinney and Roger M. Widmann, all of whom are independent directors under the New York Stock Exchange rules. The Committee’s mission includes executive development and succession planning as part of its Charter as well as the compensation of the Company’s executives. The Committee has responsibility for evaluating the performance of the Chief Executive Officer and, as part of the succession planning process, reviewing the CEO’s evaluation of the executives who report directly to the CEO. The Committee’s duties also include approving the compensation arrangements for the five highest-salaried executives, approving the Annual Incentive Plan, authorizing the issuance of stock awards, performance share units and other stock-based awards under the Paxar 2000 Long-Term Performance and Incentive Plan, and monitoring the compensation and incentive programs for all of our executives. The Committee held five meetings in 2004.

The Nominating and Corporate Governance Committee members are David L. Kolb (Chairman), Leo Benatar and Joyce F. Brown. The Board has determined that all members of the Committee are independent. Board member Jack Becker, a former Chairman of the Committee, serves the Committee in an ex officio role. The Committee closely follows the Corporate Accountability and Listing Standards promulgated by the New York Stock Exchange and the regulations issued pursuant to the Sarbanes-Oxley Act of 2002. These developments in the area of corporate governance require the Committee to regularly review its mission, the missions of the other standing committees of the Board, and the Company’s and the Board’s compliance with the SEC regulations issued to implement these requirements. As a result, the Committee re-affirmed the Corporate Governance Guidelines adopted by the Board of Directors at its January 30, 2003 meeting and last amended on April 29, 2004, as well as the Committee’s Charter, also last amended on April 29, 2004.

The Committee’s duties and responsibilities include recommending nominees to the Board of Directors in accordance with the Committee’s Charter and the Company’s Corporate Governance Guidelines, both of which are accessible at Paxar’s Web site, www.paxar.com, by clicking on Investor Relations, Corporate Governance, and Committee Structure. Members of the Committee regularly discuss potential candidates who would have an appreciation for the global structure of the Company’s operations and familiarity with the apparel and retail industries.

The Committee also reviews issues of public and social interest affecting the Company, advises the Board and management on corporate governance matters, reviews compensation for Directors, and evaluates and recommends measures for improving the effectiveness of the Board. The Committee will consider candidates recommended by shareholders who meet the criteria for Board membership established in the Corporate Governance Guidelines and the Committee’s Charter. Shareholders desiring to make such recommendations may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data, and qualifications. The Nominating and Governance Committee held three meetings in 2004.

Compensation of Directors

Directors are paid an annual retainer of $22,000 plus $1,500 for attendance at each meeting of the Board of Directors, $1,000 for each Com-

mittee meeting on days when there is no Board meeting and $750 for participating in a Board or Committee meeting by telephone. Committee Chairmen receive an additional annual fee of $2,500. The Lead Director receives an additional annual stipend of $10,000. The Company’s past practice, now under review in relation to the expected implementation of FAS 123(R), was to grant 7,500 stock options to each Director elected at the Annual Shareholders Meeting. Arthur Hershaft, Jack Becker and Victor Hershaft receive no fee for their services as Directors. The Company reimburses Directors for travel expenses incurred attending Board and Committee meetings pursuant to the Company’s practices for reimbursing comparable employee expenses.

At the Committee’s November 3, 2004 meeting, the members agreed that in light of the added burdens and responsibilities created by the Sarbanes-Oxley Act of 2002 and the recent New York Stock Exchange listing standards, it would be appropriate to review the adequacy of compensation for Paxar’s Directors. A survey was authorized and it was agreed to retain a professional consultant to assist the Committee in determining if changes were in order. After thorough review and discussion at its January 26, 2005 meeting, the Committee unanimously agreed to recommend the following to the Board: the annual retainer fee for Directors be increased to $25,000; the annual retainer fee for the Chairman of the Audit Committee be increased to $5,000; the annual retainer fee for the Chairman of the Executive Development and Compensation Committee be increased to $3,750; Committee meeting fees be paid whether or not the Committee meeting is held on the day of a Board meeting; and other fees to remain unchanged. All the changes were approved by the Board of Directors at its January 27, 2005 meeting, effective as of the first Board meeting after the 2005 Annual Shareholders Meeting.

Under our Deferred Compensation Plan for Directors, which was approved at our 1998 Annual Meeting, Directors who are not employees can defer receipt of their fees and have them credited to an account that is based on Units determined by reference to our common stock. If a Director elects to defer fees, we will credit the Director’s account with Units equal to that number of shares that the fees would have bought based on the closing price of our common stock on the previous day. The number of Units will increase with stock splits or stock dividends and upon payment of cash dividends; the number of Units will decrease with reverse stock splits and similar reorganizations. When a Director elects to receive payment for deferred fees, the Director will receive an amount equal to the number of Units multiplied by the closing price of our common stock on the day before the election. The Plan has been amended to conform to the applicable provisions of the American Jobs Creation Act of 2004.

Meetings of Non-Management Directors and Lead Director

The non-management Directors meet in executive sessions after each Board meeting and at such other times as they may determine. Thomas R. Loemker has been chosen by the non-management Directors to act as the Lead Director and preside at their meetings.

Communications with the Board

Shareholders wishing to communicate with the Board of Directors should write to: Thomas R. Loemker, Lead Director, Paxar Corporation, 105 Corporate Park Drive, White Plains, NY 10604. Communications may also be addressed to individual members of the Board at the same address. All such communications will be treated in confidence and forwarded to the addressee unopened.

Director Attendance at Annual Meeting

Our policy is that all Directors and nominees for election as Directors attend our Annual Shareholders’ Meeting. All of our Directors attended our 2004 Annual Shareholders’ Meeting, except Dr. Brown who had a scheduling conflict. We expect all of our Directors to attend this year’s Annual Shareholders’ Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table indicates how many shares of common stock were beneficially owned, as of March 15, 2005, by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each Director, (3) our Chief Executive Officer and each of our other four most highly compensated officers and (4) all Directors and executive officers as a group. In general, “beneficial ownership” includes those shares a Director or executive officer has sole or shared power to vote or transfer (whether or not owned directly), and rights to acquire common stock through the exercise of stock options that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 39,644,756 shares outstanding on March 15, 2005. In calculating the Percentage of Outstanding Shares Owned in the column below, we added shares that may be acquired within 60 days both to the other shares that the person owns and to the number of shares outstanding. The address of each of the Directors and executive officers listed below is c/o Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604.

			Percentage of
	Amount and Nature of		Outstanding
Name and Address	Beneficial Ownership		Shares Owned

Arthur Hershaft	3,546,654	(1)	8.87%
Jack Becker	174,907	(2)	*
Leo Benatar	77,944	(3)	*
Joyce F. Brown	27,000	(4)	*
Harvey L. Ganis	14,500	(5)	*
Victor Hershaft	585,552	(6)	1.47%
David L. Kolb	32,000	(7)	*
Thomas R. Loemker	330,122	(8)	*
James C. McGroddy	49,000	(9)	*
David E. McKinney	99,369	(10)	*
James R. Painter	21,000	(11)	*
Roger M. Widmann	9,500	(12)	*
Paul Chu	97,977	(13)	*
James L. Martin	149,435	(14)	*
Robert S. Stone	92,402	(15)	*
James Wrigley	62,556	(16)	*
All current directors and executive officers as a group (19 persons)	5,445,572	(17)	13.31%

*	Represents less than 1% of our outstanding common stock.

(1)	Includes 334,832 shares issuable upon the exercise of presently exercisable stock options. Does not include 121,850 shares issuable upon the exercise of stock options that are not presently exercisable. Also includes 255,022 shares held by a charitable foundation of which Mr. Hershaft is a trustee, of which shares Mr. Hershaft disclaims beneficial ownership, and over which shares Mr. Hershaft exercises shared voting and dispositive power.

(2)	Includes 63,312 shares issuable upon the exercise of presently exercisable stock options. Also includes 75,072 shares owned of record by Mr. Becker’s wife and 6,250 shares held by a charitable foundation of which Mr. Becker is the president, all of which shares Mr. Becker disclaims beneficial ownership.

(3)	Includes 65,021 shares issuable upon the exercise of presently exercisable stock options. Also includes 2,140 shares owned of record by Mr. Benatar’s wife, of which shares Mr. Benatar disclaims beneficial ownership.

(4)	Includes 27,000 shares issuable upon the exercise of presently exercisable stock options.

(5)	Includes 9,500 shares issuable upon the exercise of presently exercisable stock options. Also includes 5,000 shares owned of record by Mr. Ganis’s wife, of which shares Mr. Ganis disclaims beneficial ownership.

(6)	Includes 144,532 shares issuable upon the exercise of presently exercisable stock options. Also includes 135,741 shares owned of record by Mr. Hershaft’s wife, of which shares Mr. Hershaft disclaims beneficial ownership.

(7)	Includes 27,000 shares issuable upon the exercise of presently exercisable stock options.

(8)	Includes 57,208 shares issuable upon the exercise of presently exercisable stock options. Also includes 140,211 shares owned of record by Mr. Loemker’s wife, of which shares Mr. Loemker disclaims beneficial ownership.

(9)	Includes 45,000 shares issuable upon the exercise of presently exercisable stock options.

(10)	Includes 63,312 shares issuable upon the exercise of presently exercisable stock options.

(11)	Includes 17,000 shares issuable upon the exercise of presently exercisable stock options.

(12)	Includes 9,500 shares issuable upon the exercise of presently exercisable stock options.

(13)	Includes 86,325 shares issuable upon the exercise of presently exercisable stock options. Does not include 36,775 shares issuable upon the exercise of stock options that are not presently exercisable.

(14)	Includes 125,981 shares issuable upon the exercise of presently exercisable stock options. Also includes 23,453 shares of record owned by Mr. Martin’s wife, of which shares Mr. Martin disclaims beneficial ownership. Does not include 30,525 shares issuable upon the exercise of stock options that are not presently exercisable.

(15)	Includes 71,575 shares issuable upon the exercise of presently exercisable stock options. Does not include 30,525 shares issuable upon the exercise of stock options that are not presently exercisable.

(16)	Includes 62,500 shares issuable upon the exercise of presently exercisable stock options. Also includes 56 shares owned of record by Mr. Wrigley’s child, of which shares Mr. Wrigley disclaims beneficial ownership. Does not include 37,500 shares issuable upon the exercise of stock options that are not presently exercisable.

(17)	Includes 1,270,223 shares issuable upon the exercise of presently exercisable stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the aggregate compensation that we paid to our Chief Executive Officer and our four other most highly compensated executive officers in 2004 (“the Named Executive Officers”) for services rendered during the last three fiscal years:

				Long-Term
				Compensation

	Annual Compensation			Securities
				Underlying	LTIP
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)(1)	Payouts($)(2)

Arthur Hershaft	2004	$567,600	$851,400	80,000	$280,195
Chairman and Chief Executive	2003	$551,050	—	80,000	—
Officer	2002	$535,000	$270,000	87,400	$1,069,375
James Wrigley	2004	$368,275	$225,000	25,000	$113,122
President, Europe, Middle	2003	$341,742	$61,404	25,000	—
East, Africa	2002	$298,000	$77,400	25,000	$320,813
Paul Chu	2004	$283,920	$270,795	25,000	$71,354
President, Asia Pacific	2003	$273,000	$142,226	25,000	—
	2002	$260,000	$166,400	22,100	$213,875
James L. Martin	2004	$249,600	$227,562	20,000	$71,354
President, Bar Code and Pricing	2003	$240,000	$121,514	20,000	$—
Solutions Group	2002	$215,000	$92,700	22,100	$171,100
Robert S. Stone	2004	$257,500	$206,000	20,000	$71,354
Vice President, General Counsel	2003	$250,000	—	20,000	—
and Secretary	2002	$240,000	$63,900	22,100	$213,875

(1)	Represents stock options granted under our 1997 Incentive Stock Option Plan or our 2000 Long-Term Performance and Incentive Plan.

(2)	Paid in 2005 and 2003 based on performance measurements established in January 2002 and January 2000 comparing the price of Paxar shares in relation to the S&P 600 Index for the period January 1, 2002 through December 31, 2004 and January 1, 2000 through December 31, 2002.

Option Grants in Last Fiscal Year

The following table gives more information on stock options granted to the Named Executive Officers during the last fiscal year. We granted a total of 594,000 stock options to all of our employees in the year ended December 31, 2004.

Individual Grants					Potential Realizable Value
					at Assumed Annual Rates
	Number of	Percent of			of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise or		Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/SH)	Date	5%	10%

Arthur Hershaft	80,000	13.47%	$14.135	1/21/2014	$711,154	$1,802,204
James Wrigley	25,000	4.21%	$14.135	1/21/2014	$222,236	$563,188
Paul Chu	25,000	4.21%	$14.135	1/21/2014	$222,236	$563,188
James L. Martin	20,000	3.37%	$14.135	1/21/2014	$177,788	$450,551
Robert S. Stone	20,000	3.37%	$14.135	1/21/2014	$177,788	$450,551

Stock options granted under our 1997 Incentive Stock Option Plan and the 2000 Long-Term Performance and Incentive Plan provide for issuance of (a) incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (b) non-qualified stock options, and (c) stock appreciation rights, which may be granted in tandem with non-qualified stock options. Options were granted in 2004 under the 2000 Plan, under which stock options may be granted to our officers and other key employees for a maximum term of 10 years. The price per share of an incentive stock option may not be less than the fair market value of our common stock on the date the option is granted. Only options granted up to a fair market value of $100,000 worth of common stock (the value being determined as of the date of the grant) exercisable for the first time during any calendar year can qualify as incentive stock options under the Internal Revenue Code.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table shows the number and value of stock options that each of the Named Executive Officers exercised during the year ended December 31, 2004. It also shows the number of exercisable and unexercisable options each of those persons held at the end of 2004, as well as the amount he would have received had he exercised his options on December 31, 2004, the last day of the year on which the New York Stock Exchange was open. On that date, the last reported sales price of our common stock was $22.17.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at FY-End(1)		at FY-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur Hershaft	—	—	257,982	198,700	$2,610,302	$1,539,910
James Wrigley	17,500	$73,155	38,750	61,250	$308,675	$477,900
Paul Chu	—	—	64,550	58,550	$644,299	$454,434
James L. Martin	—	—	107,956	48,550	$1,409,901	$371,040
Robert S. Stone	—	—	52,300	49,800	$565,534	$385,734

(1)	The figures have been adjusted for stock splits effectuated in the form of stock dividends issued subsequent to the date of grant of such options.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities	Weighted average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
	warrants and rights	and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders*	4,345,180	$13.16	2,914,303

*	Does not include 556,500 shares available for issuance under the Paxar Employee Stock Purchase Plan. We do not have any equity compensation plans that have not been approved by security holders.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Arthur Hershaft’s Employment Agreement

Term and Duties. On September 20, 2004, we entered into an Employment Agreement, effective October 1, 2004 (the “2004 Agreement”), with Arthur Hershaft, our Chairman of the Board and Chief Executive Officer. The 2004 Agreement supersedes Mr. Hershaft’s July 11, 2001 Employment Agreement (the “2001 Agreement”) with us.

Under the 2004 Agreement, Mr. Hershaft will continue to serve as our Chairman and Chief Executive Officer through December 31, 2006 (the “Agreed Retirement Date”). We may not terminate Mr. Hershaft’s employment without cause during the term of his employment. Our Board of Directors may appoint another person or persons to fill the positions of Chairman and Chief Executive Officer before December 31, 2006, upon 90 days’ prior written notice to Mr. Hershaft. If our Board appoints another person or persons to serve as Chairman and as Chief Executive Officer before December 31, 2006, the Board will establish an Executive Committee of the Board consisting of Mr. Hershaft, the Chairmen of the Board’s three standing committees, and the Lead Director of the Board. Mr. Hershaft will serve as Chairman of the Executive Committee and continue to be employed by the Registrant under the terms of the 2004 Agreement. Our Board and Mr. Hershaft have agreed that he will serve as part-time Advisor to the Board and the Chief Executive Officer in calendar year 2007 at an annual fee of $300,000.

Mr. Hershaft’s base compensation, which is presently $610,000, incentive compensation (75% of his base salary if 100% of the target criteria is achieved), and receipt of awards under the Registrant’s stock incentive plans continue under the 2004 Agreement.

All other material obligations and responsibilities set forth in the 2001 Agreement, including compensation, benefit and retirement provisions, restrictive covenants, and confidentiality agreements, remain essentially unchanged in the 2004 Agreement.

Supplemental Retirement Benefit. We have agreed to pay Mr. Hershaft a supplemental retirement benefit (“SRB”) upon termination of his employment equal to 60% of his “Final Average Compensation,” defined as the average of his highest three years’ compensation during the preceding seven full years prior to the date his employment terminates.

Upon his retirement, we will also provide Mr. Hershaft and his wife certain health insurance benefits, we will provide him with an administrative assistant and an office consistent with his position, duties and responsibilities, and his unvested stock options will immediately vest. We have also agreed to pay Mr. Hershaft’s spouse a retirement benefit, equal to 50% of his SRB, if he predeceases her. If there is a change of control of Paxar, Mr. Hershaft will have the right to require us to establish an irrevocable trust for the purpose of paying his SRB, and we will make an irrevocable contribution to the trust in an amount sufficient to pay the SRB to him and his spouse.

Termination of Employment. If we terminate Mr. Hershaft’s employment without cause or he terminates his employment for good reason before the Agreed Retirement Date, we will continue to pay Mr. Hershaft’s base salary until the Agreed Retirement Date and will pay him annual incentive compensation as if we had achieved 100% of our targets for each year. All of Mr. Hershaft’s unvested options will become vested, and we will begin to pay his SRB immediately after the Agreed Retirement Date.

If Mr. Hershaft’s employment terminates before the Agreed Retirement Date due to his voluntary retirement or his death or total disability,

we will begin to pay the SRB to him (or 50% of the SRB to his spouse in the case of his death), he will be entitled to receive his other retirement benefits upon termination of his employment, and his unvested stock options will immediately vest and be exercisable for the remainder of their term. If we terminate Mr. Hershaft’s employment for cause, we will begin to pay his SRB to him upon termination of his employment.

Change of Control. If, after a change of control, we (or our successor) terminate Mr. Hershaft’s employment without cause, or he terminates his employment for good reason, we will be required to pay him an additional lump sum termination payment. The payment will be equal to (1) 2.99 times the sum of his base salary plus incentive compensation payable at 100% of targets, minus (2) payments of his base salary and incentive compensation to be made for the balance of the term of this Agreement. In no event will we be required to pay more than $1.00 less than the amount that would trigger excise tax on a parachute payment under the Internal Revenue Code.

Restrictive Covenants. Mr. Hershaft has agreed that for five years after termination of his employment, he will not compete with us and will not solicit our customers or our employees. In addition, he has agreed not to disclose or use any of our proprietary information or make any disparaging comments about us without any time limitation.

Compensation Committee Interlocks and Insider Participation

Members of the Executive Development and Compensation Committee have never served as our officers or employees or officers or employees of any of our subsidiaries. During the last fiscal year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or our Executive Development and Compensation Committee.

Report of the Executive Development and Compensation Committee of the Board of Directors on Executive Compensation

Executive Compensation Philosophy. Paxar’s executive compensation philosophy emphasizes three guiding principles. First, we provide a competitive executive compensation package that enables us to attract, motivate and retain talented executives. Second, we base a major portion of each executive’s annual cash compensation on Paxar’s annual profitability and the annual profitability of the group or unit for which the executive is primarily responsible. Third, we align the financial interests of executives with long-term total shareholder return through stock awards and performance awards based on the value of Paxar’s stock. At its meetings on November 19 and December 10, 2004 and on January 26, 2005, the Committee reviewed and discussed reports from its consultant, a leading executive compensation firm, analyzing and comparing competitive compensation levels and equity programs at comparable companies and in related industries. The Committee thoroughly evaluated that information and the recommendations from management before agreeing on the executive compensation program for 2005.

The executive compensation program has three major components: base salaries, annual incentives, and long-term incentives.

Base Salaries. Executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. The base salary of Arthur Hershaft is determined under the terms of his October 1, 2004 Employment Agreement with us. Apart from any contractual commitments, we intend to maintain executive base salaries at competitive levels in the marketplace for comparable executive positions and to continue to place more emphasis on the incentive portion of executive compensation, thereby linking individual compensation to Company performance. Normally, we review base salaries annually and determine changes based upon an executive’s contribution to corporate performance and competitive market conditions.

Annual Incentive Compensation. We have an annual incentive compensation program based upon corporate performance criteria in addition to the base salaries paid to executive officers. The measurement for senior corporate executives in 2004, all of whom achieved at least 100% of targets, was weighted on Sales, Operating Income and Earnings Per Share (“EPS”) and, in the case of corporate staff, EPS and personal business objectives. For 2005, the plan we adopted will again measure senior business unit executives on various combinations of Sales, Operating Income and Earnings Per Share and Business Objectives. Executives on the corporate staff will again be measured on Earnings Per Share and achieving business objectives.

Long-Term Incentives. For 2005 and the future, our Committee and the Board of Directors believe that the Paxar 2000 Long-Term Performance and Incentive Plan continues to provide an excellent vehicle for rewarding performance by our executives and retaining their services for the future, using both stock awards and performance shares. The stock and stock-based awards made under the 2000 Plan are measured against various quantitative and qualitative targets and should qualify as “performance based” for compliance with Section 162(m) of the Internal Revenue Code, which otherwise limits deductibility of compensation. In light of the expected implementation of FAS 123(R), the Committee and its advisors are studying the most effective way of issuing stock awards in 2005. As of the date of the mailing of this Proxy Statement, no awards have been made.

Signed:	Leo Benatar, Chairman
James C. McGroddy
David E. McKinney
Roger M. Widmann

PERFORMANCE GRAPH

The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years, in the total shareholder return on our common stock compared with (a) the total return on the Russell 2000 Index and (b) the total return on the Standard & Poor’s SmallCap 600 Index. The Russell 2000 is a small capitalization index. The average market capitalization of companies included in the Russell 2000 is approximately $1 billion. The S&P 600 is a capitalization-weighted index of 600 domestic stocks chosen for market size, liquidity and industry representation, initiated in 1994. In 2004, the average market capitalization of the 10 largest companies in the S&P 600 was $2.8 billion, and for the 10 smallest the weighted average market value was $114 million. We are one of the constituent companies of the S&P 600.

The following graph assumes that $100 had been invested in each of Paxar Corporation, the Russell 2000 and the S&P 600 on December 31, 1999.

5-YEAR CUMULATIVE TOTAL RETURN

COMPARISON AMONG PAXAR CORPORATION,
RUSSELL 2000 AND S&P 600 INDEX

TOTAL SHAREHOLDER RETURNS

ASSUMES $100 INVESTED ON DECEMBER 31, 1999

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR END DECEMBER 31

The immediately preceding sections entitled “Report of the Executive Development and Compensation Committee” and “Performance Graph” do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2002, we acquired a 10% equity interest in Disc Graphics, Inc., a diversified manufacturer and printer of specialty paper board packaging, for $1,000,000. Concurrently with that investment, Arthur Hershaft, our Chairman and CEO, became a Director of Disc Graphics. We had the option to acquire an additional 9% equity interest in Disc Graphics, but never exercised it. At the same time, MSR I SBIC Partners, LLC (“MSR”) acquired a 40% interest in Disc Graphics. MSR is an affiliate of Main Street Resources, formally known as the Colt Capital Group. In July 2000, Arthur Hershaft became one of 75 subscribers to the $16,000,000 Colt Capital (now, MSR) SBIC Fund. On October 16, 2000, Mr. Hershaft paid $100,000 of his subscription amount of $250,000 to this fund. Our Board of Directors approved the Disc Graphics investment and believes there was no conflict of interest with Mr. Hershaft’s prior investment in the Colt Capital SBIC Fund. In March 2004, we put our shares back to Disc Graphics and were paid $1,000,000, at which time, Mr. Hershaft resigned from the Board of Directors of Disc Graphics.

We agreed to pay Victor Hershaft a supplemental retirement benefit (“SRB”) equal to 60% of the average of his highest three years’ compensation from 1996 through 2001 when he reached age 65 in 2009. Pursuant to an option in the Agreement, Mr. Hershaft elected to have payments begin in 2002, subject to a 3% per year reduction in the percentage benefit. Accordingly, we are paying him $266,652 annually. We have also agreed to pay Mr. Hershaft’s spouse a retirement benefit equal to 50% of his SRB, if he predeceases her. If there is a change of control of Paxar, Mr. Hershaft will have the right to require us to establish an irrevocable trust for the purpose of paying his SRB, and we will make an irrevocable contribution to the trust in an amount sufficient to pay the SRB to him and his spouse.

We have been leasing a plant in Sayre, Pennsylvania from Arthur Hershaft and other Hershaft family members, including heirs and estates, for more than 50 years. The lease expired at the end of 1998, and we continued to occupy and use the facilities at an annual rent of $108,000. After several rounds of negotiations, the Lessors agreed in September 2004 to amend the lease agreement and increase the rent to $120,000, retroactive to January 1, 2002 (approximately $3 per square foot), with termination provisions. The Audit Committee reviewed and approved the revised terms of the lease and has determined that the terms are no less favorable than terms obtainable from non-affiliated persons. The Audit Committee also concluded that this long-standing situation does not create any conflict of interest and is consistent with our Code of Business Conduct.

The law firm of Snow Becker Krauss P.C., of which Jack Becker is a principal, serves as our principal outside counsel.

We renewed our Directors and Officers Liability Insurance from St. Paul Mercury Insurance Company for the period from October 1, 2004 to October 1, 2005, at an annual premium of $312,000. The policy insures us and our Directors and officers in accordance with the indemnification provisions of the New York Business Corporation Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1.

INDEPENDENT ACCOUNTANTS

On August 6, 2003, our Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent accountant effective upon completion of services related to the review of our June 30, 2003 financial statements. PwC was engaged by us in April 2002 to audit our financial statements for the year ended December 31, 2002. PwC’s report for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the year ended December 31, 2002, and through August 6, 2003, there were no disagreements between PwC and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such year.

During 2002 and through August 6, 2003, there were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)), except that PwC indicated during its December 31, 2002 audit of our UK subsidiary, and advised our Audit Committee on March 3, 2003, that it considered “certain matters involving the internal control and operations in the United Kingdom” to be reportable conditions under standards established by the American Institute of Certified Public Accountants. Such matters impacted the quality, timeliness and availability of certain financial information and resulted in the delay of our earnings release for the fourth quarter and year-end 2002 results. These matters primarily involved: (i) the level of management review and supervision over the finance function and ownership of the audit process due primarily to numerous vacancies and changes in critical accounting roles during the year under audit; and (ii) the training necessary to enable financial personnel to effectively fulfill their roles. We implemented changes to correct all of the substantive matters raised by PwC and the internal controls and their operation in the United Kingdom have since been satisfactory.

On August 6, 2003, our Audit Committee retained Ernst & Young LLP (“E&Y”) to act as our independent public accountants to audit and certify our financial statements for the year ending December 31, 2003. The Committee retained E&Y for the year ending December 31, 2004 and expects to retain E&Y for the year ending December 31, 2005, as well.

All fees, whether audit, audit-related, tax or other, require the prior review and approval of our Audit Committee. Representatives of E&Y are expected to be present at the 2005 Annual Shareholders Meeting. E&Y may make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Accountants:

	2004		2003

AUDIT FEES	$3,011,745		$1,480,200
AUDIT-RELATED FEES	$177,000	*	$15,000	#
TAX FEES	$332,642	**	$300,000	**
ALL OTHER FEES	None		None

*  Balance sheet presentation issues.

** Review of U.S. tax return, preparation assistance outside the United States, and tax planning related to operations in over 35 countries.

#  401(k) plan audit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Directors and officers and persons who own more than 10 percent of any class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10 percent of our equity securities are required by regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of those reports we have received, or written representations that no other reports were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 2004.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

If you wish to submit proposals for possible inclusion in the Proxy Statement intended for our 2006 Annual Meeting of Shareholders, we must receive them no later than December 1, 2005 in order for them to be included in the Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be mailed to Paxar Corporation, to the attention of our Secretary, Robert S. Stone, 105 Corporate Park Drive, White Plains, New York 10604. In addition, nominations for Directors, and other business to be properly brought before the 2006 Annual Meeting of Shareholders, must be received by February 14, 2006.

OUR ANNUAL REPORT ON FORM 10-K

AND CORPORATE GOVERNANCE COMPLIANCE DOCUMENTS

If you own our common stock, you can obtain copies of our Annual Report on Form  10-K for the fiscal year ended December 31, 2004, as filed with the SEC, including the financial statements, without charge, by writing to Mr. Robert M. Powers, Vice President, Investor Relations, Paxar Corporation, 105 Corporate Park Drive, White Plains, New York 10604. You can also access the 2004 Form  10-K on our Web site at www.paxar.com by clicking on “Investor Relations” and then on “SEC Filings”. The 10-K can also be found on the SEC’s website at www.sec.gov. We published the Charters of our Standing Committees and our Corporate Governance Guidelines in our 2003 Proxy Statement. The current versions of these documents are posted on our Web site and may be accessed as indicated above by clicking on Corporate Governance.

By Order of the Board of Directors

Robert S. Stone, Secretary

White Plains, New York

March 28, 2005

Appendix A

Audit Committee Charter

1.	MEMBERSHIP. The membership of the Audit Committee (the “Committee”) will consist of no fewer than three members of the Board of Directors, all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. In addition, in the judgment of the Board of Directors, the members are financially literate, at least one member must be an “audit committee financial expert” as defined by the Securities and Exchange Commission, and all members (one of whom may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange listing standards. Members may serve on the audit committee of no more than three public companies, including this Committee.

2.	PURPOSE AND MEETINGS.

a.	The Committee shall be responsible for the oversight of, and report to the Board of Directors with respect to: (a) the integrity of Paxar’s financial statements and internal controls; (b) Paxar’s compliance with legal and regulatory requirements related to financial matters; (c) the independent auditor’s qualifications and independence; (d) the performance of Paxar’s internal audit function and the independent auditor; and (e) other matters that the Committee determines relate to or bear upon Paxar’s financial condition, results of operation or exposure to quantifiable risks. The Committee also shall prepare and sign the Report of the Audit Committee required to be included in Paxar’s annual Proxy Statement.

b.	The Committee shall meet with Paxar’s management and the independent auditor prior to the release and filing of annual and quarterly financial reports to review and approve such reports. Meetings shall also be held to review and approve the Audit Plan and annual fee submitted by Paxar’s independent auditor. Meetings also may be called by the Chair, or by a majority of members of the Committee, to fulfill the duties and responsibilities of the Committee set forth below. Meetings shall be held at mutually agreeable times and locations. Meetings may be held by conference telephone or similar methods by means of which all persons participating in the meeting can hear and speak to each other.

3.	DUTIES, RESPONSIBILITIES AND AUTHORITY.

The Committee shall:

a.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Paxar (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm must report directly to the Committee.

b.	Review and approve the independent auditor’s annual Audit Plan, the scope of the Plan, and the Plan’s effectiveness after completion of the audit.

c.	Review and approve the annual and any other audit fees.

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d.	Meet to review and discuss Paxar’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing Paxar’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

e.	At least annually, obtain and review a report by the independent auditor describing: the auditing firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with such issues; and, in order to assess the auditor’s independence, all relationships between the independent auditor and Paxar.

f.	Discuss and evaluate Paxar’s earnings press releases with management prior to public distribution, as well as financial information and earnings guidance provided to analysts and rating agencies.

g.	Meet periodically, in separate sessions, with the independent auditor, with Paxar’s internal audit personnel, and with Paxar’s management, and meet periodically with all three as a group to discuss, among other things, Paxar’s critical accounting policies, any disagreements with regard to those policies, Paxar’s disclosure controls and procedures, and the effectiveness of procedures intended to prevent violations of laws and regulations.

h.	Review with the independent auditor any audit problems or difficulties and management’s response.

i.	Annually, obtain and approve a report from the independent auditor regarding its independence in all its relationships with Paxar.

j.	Review and pre-approve any non-audit services proposed to be provided by the independent auditor.

k.	Establish procedures, which will be set forth in Paxar’s Code of Business Ethics, for the confidential and anonymous receipt, retention and treatment of complaints from whatever source regarding Paxar’s internal controls and auditing matters, as well as for the confidential, anonymous submission by Paxar employees of concerns regarding questionable accounting or auditing matters.

l.	Review and evaluate the effectiveness of Paxar’s financial management as well as Paxar’s internal audit function. The internal audit personnel shall report directly to the Chairman of the Committee.

m.	Review and approve Paxar’s internal accounting controls and delegation of authority, as set forth in Paxar’s Financial Policies and Procedures Manual.

n.	Review management’s and the internal auditor’s quality control assessments of the effectiveness of the Paxar’s accounting policies and systems, and its disclosure controls and procedures.

o.	Report regularly to the Board of Directors regarding all of the Committee’s activities, including any action taken at each meeting of the Committee, and report immediately to the

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          Board of Directors all significant financial accounting and disclosure issues that may affect Paxar.

p.	Establish policies on hiring current and former employees of the independent auditors.

q.	Annually, review and approve:

•	Paxar’s policies with respect to risk assessment and risk management, and the Company’s compliance with such policies;

•	the Paxar Code of Business Ethics and the adequacy of the certification program to obtain employee compliance with the Code; and

•	the status of Paxar’s environmental controls and compliance programs.

r.	Conduct a performance review of this Committee and review this Charter at least annually or more often as events dictate, and recommend any appropriate revisions to the Board of Directors for its approval.

s.	Prepare and sign the Report of the Audit Committee required to be included in Paxar’s annual Proxy Statement.

t.	Have the authority to engage independent counsel and other advisers as the Committee determines necessary to carry out its duties.

u.	Determine the appropriate funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Paxar; (ii) compensation to any independent counsel and other advisers retained by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Adopted July 31, 1998

Amended November 16, 1999
Revised and Restated October 22, 2002
Revised April 29, 2003
Amended April 28, 2004
Amended and Restated October 25, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PAXAR CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

     The undersigned, a holder of common stock of Paxar Corporation (“Paxar”), a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 28, 2005, and hereby appoints ARTHUR HERSHAFT and ROBERT S. STONE, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of Paxar held of record by the undersigned on March 23, 2005 at the Annual Meeting of Shareholders of Paxar, to be held on April 26, 2005 at 9:30 a.m., at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017, and any adjournment or adjournments thereof, as follows:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

(To be signed on reverse side)

Address Change/Comments: Mark the corresponding box on the reverse side

Ù FOLD AND DETACH HERE Ù

Please mark here for address change or comments	☐
SEE REVERSE SIDE

1.	To re-elect six Directors to serve for two-year terms.	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below
		☐	☐

(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME BELOW)

Nominees:
01	Jack Becker	04	David E. McKinney
02	Leo Benatar	05	James R. Painter
03	Victor Hershaft	06	Roger M. Widmann

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

Signature	Signature	Date	, 2004

The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

Internet
http://www.proxyvoting.com/pxr

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date
your Proxy Card
and return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your Proxy Card.

You can view the Annual Report and Proxy Statement
on the Internet at www.paxar.com